Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK TRUST NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

41-1973763

I.R.S. Employer Identification No.

300 Delaware Avenue, 8th Floor Wilmington, DE	19809
(Address of principal executive offices)	(Zip Code)

Alison D.B. Nadeau

U.S. Bank Trust National Association

One Federal Street

Boston, MA 02110

(617) 603-6553

(Name, address and telephone number of agent for service)

Delta Air Lines, Inc.

(Exact name of obligor as specified in its charter)

Delaware	58-0218548
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Hartfield-Jackson Atlanta International Airport Atlanta, Georgia	30320-6001
(Address of Principal Executive Offices)	(Zip Code)

Pass Through Certificates

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2018 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 1 of Exhibit 25.4 to registration statement on Form S-3ASR, Registration Number 333-202902 filed on March 20, 2015.

**	Incorporated by reference to Exhibit 4 of Exhibit 25.4 to registration statement on Form S-3ASR, Registration Number 333-202902 filed on March 20, 2015.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston, Commonwealth of Massachusetts on the 28th of February, 2019.

By:	/s/ Alison D.B. Nadeau
Alison D.B. Nadeau
Vice President

Exhibit 2

Office of the Comptroller of the Currency, Washington, DC 20219 CERTIFICATE OF CORPORATE EXISTENCE I, Joseph Otting, Comptroller of the Currency, do hereby certify that: 1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations. 2. “U.S. Bank Trust National Association,” Wilmington, Delaware (Charter No. 24090), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business ofbanking on the date ofthis certificate. IN TESTIMONY WHEREOF, today, January 23, 2018, 1 have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department ofthe Treasury, in the City of Washington, District of Columbia

Exhibit 3

Office of the Comptroller of the Currency Washington, DC 20219 CERTIFICATION OF FIDUCIARY POWERS I, Joseph Otting, Comptroller of the Currency, do hereby certify that: 1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, und supervision of all national banking associations. 2. “U.S. Bank Trust National Association,” Wilmington, Delaware (Charter No. 24090), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate. IN TESTIMONY WHEREOF, today, January 23, 2018, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia. Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK TRUST NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: February 28, 2019

By:	/s/ Alison D.B. Nadeau
Alison D.B. Nadeau
Vice President

Exhibit 7

U.S. Bank Trust National Association

Statement of Financial Condition

As of 12/31/2018

($000’s)

12/31/2018
Assets
Cash and Balances Due From Depository Institutions	$600,622
Securities	0
Federal Funds	0
Loans & Lease Financing Receivables	0
Fixed Assets	0
Intangible Assets	16,204
Other Assets	17,877

Total Assets	$634,703

Liabilities
Deposits	$0
Fed Funds	0
Treasury Demand Notes	0
Trading Liabilities	0
Other Borrowed Money	0
Acceptances	0
Subordinated Notes and Debentures	0
Other Liabilities	13,270

Total Liabilities	$13,270

Equity
Common and Preferred Stock	1,000
Surplus	466,570
Undivided Profits	153,863
Minority Interest in Subsidiaries	0

Total Equity Capital	$621,433

Total Liabilities and Equity Capital	$634,703

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